Exhibit 10.1

AMENDMENT NO. 1

TO

SEPARATION AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”), dated as of February 6, 2015, to the Separation Agreement (the “Separation Agreement”), dated as of June 25, 2014, is by and between Nabors Industries Ltd., a Bermuda exempted company (“Navy”) and Nabors Red Lion Limited, a Bermuda exempted company and currently a wholly owned Subsidiary of Navy (“Red Lion”).

WHEREAS, the parties have heretofore entered into the Separation Agreement, which provides for, among other things, the separation of the Red Lion Business from the other businesses of Navy, upon the terms and conditions set forth therein;

WHEREAS, the Separation Agreement contemplates the issuance of certain intercompany notes in connection with the separation of the Red Lion Business from the other businesses of Navy, to be repaid at Closing, which notes have been issued prior to the date hereof; and

WHEREAS, the parties desire to amend certain provisions of the Separation Agreement and Section 5.6 of the Separation Agreement provides for the amendment of the Separation Agreement from time to time.

NOW, THEREFORE, in consideration of the mutual agreements set forth in the Separation Agreement and this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Navy and Red Lion hereby agree as follows:

1. Definitions. Terms used herein and not defined shall have the meanings ascribed thereto in the Separation Agreement.

2. Note Amounts. Clause six in the recitals to the Separation Agreement is hereby amended and restated as follows:

6. Navy and Red Lion contemplate that, concurrently with or immediately following the Red Lion Restructuring as further described herein, USHC will incur indebtedness (as defined in the Merger Agreement, the “Red Lion Financing”), and will enter into definitive agreements with respect thereto (the “Debt Financing Agreements”), to be used to fund the repayment of the portion of certain intercompany notes (collectively, the “Notes”), issued on or around October 1, 2014, with an aggregate face amount of $880,820,225 to be issued to Nabors Industries Inc., a Delaware corporation (“Indigo”) and/or one or more other Navy Subsidiaries, and $57,250,000 to be issued to Nabors Drilling Canada Limited, an Alberta Corporation (“Alberta”), not previously repaid or contributed to Red Lion pursuant to Section 1.12 of this Agreement, which portion shall equal $688,070,225 (the “Note Repayment,” and the Red Lion Financing, and the entry into the Debt Financing Agreements, together with the Red Lion Share Issuance, collectively, the “Recapitalization”);

3. Note Contribution. Article I of the Separation Agreement is hereby amended by adding the following sentence as the first sentence of Section 1.12:

Prior to the Closing, Navy shall contribute or cause to be contributed to Red Lion a portion of the Notes such that the remaining balance owed to NII and NDCL under the Notes following such contribution will be $688,070,225, and following such contribution, Red Lion shall contribute, or cause to be contributed, each Note contributed to Red Lion to the obligor of such Note. In the event that, prior to the contribution of the Notes to Red Lion, Navy pays any portion of the Notes, such payment shall only be made using cash generated by the Red Lion Business, operating in compliance with Section 5.2 of the Merger Agreement, including in compliance with the requirements in Section 5.2(a) of the Merger Agreement to operate the Red Lion Business in the ordinary course of business consistent with past practice.

4. Schedules.

(a) The second diagram of Schedule 1.1 to the Separation Agreement is hereby amended by replacing the reference to “$829,820,225” and “$108,250,000” with a footnote that reads “The aggregate amounts owing to NII and NDCL immediately before repayment will equal $688,070,225”.

(b) The third diagram of Schedule 1.1 to the Separation Agreement is hereby amended by replacing the reference to “$938,070,225” with “$688,070,225” and to delete the reference to “$108,250,000 Note”.

5. References. Each reference in the Separation Agreement to “this Agreement,” “hereof,” “hereunder” or words of like import referring to the Separation Agreement, and all references in the Merger Agreement to “the Separation Agreement,” shall mean and be a reference to the Separation Agreement as amended by this Amendment. All references in the Separation Agreement to “the date hereof” or “the date of this Agreement” shall refer to June 25, 2014.

6. Effect of Amendment. This Amendment shall not constitute an amendment or waiver of any provision of the Separation Agreement not expressly amended and or waived herein and shall not be construed as an amendment, waiver or consent to any action that would require an amendment, waiver or consent except as expressly stated herein. The Separation Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is in all respects ratified and confirmed hereby.

7. Counterparts; Effectiveness. This Amendment may be executed in multiple counterparts (any one of which need not contain the signatures of more than one Party), each of which will be deemed to be an original but all of which taken together will constitute one and the same agreement. This Amendment, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, will be treated in all manner and respects as an original agreement and will be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of a Party, the other Party will re-execute original forms thereof and deliver them to the requesting Party. No Party will raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature was transmitted or communicated through the use of facsimile machine or other electronic means as a defense to the formation of a Contract and each such Party forever waives any such defense.

8. Other Miscellaneous Terms. The provisions of Article V (Miscellaneous) of the Separation Agreement shall apply mutatis mutandis to this Amendment, and to the Separation Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

NABORS INDUSTRIES LTD.

By:	/s/ Mark D. Andrews
Name: Mark D. Andrews
Title: Corporate Secretary

NABORS RED LION LIMITED

By:	/s/ Mark D. Andrews
Name: Mark D. Andrews
Title: Director

In satisfaction of the consent of C&J Energy Services, Inc. required by Section 5.6(a) of the Separation Agreement:

C&J ENERGY SERVICES, INC.

By:	/s/ Josh Comstock
Name: Josh Comstock
Title: Chief Executive Officer, Chairman

[Signature Page to Amendment No. 1 to the Separation Agreement]